SCHEDULE A

INFORMATION CONCERNING MEMBERS OF THE BOARDS OF DIRECTORS AND THE EXECUTIVE OFFICERS OF OPENTEXT AND PURCHASER

OPENTEXT

The following table sets forth information about OpenText’s directors and executive officers as of November 22, 2021. For all occupations or employment at OpenText, the business address is 275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L OA1. OpenText’s telephone number at such address is (519) 888-7111.

Name	Citizenship	Principal Occupation or Employment and Five-Year Employment History
Mark J. Barrenechea	United States

OpenText, Vice Chair, Chief Executive Officer and Chief Technology Officer, January 2016 to present; President and Chief Executive Officer, January 2012 to January 2016; Director, January 2012 to present;

Dick’s Sporting Goods, Director, February 2014 to present;

Avery-Dennison Corporation, Director, September 2018 to present;

Hamilton Insurance Group, Director, November 2016 to September 2018.

Madhu Ranganathan	United States

OpenText, Executive Vice President, Chief Financial Officer, April 2018 to present;

Bank of Montreal, Director, April 2021 to present;

Akamai Technologies, Inc., Director, June 2019 to present;

ServiceSource, Director, October 2017 to July 2019;

[24]7.ai, Chief Financial Officer, June 2008 to March 2018.

Lou Blatt	United States	OpenText, Senior Vice President, Chief Marketing Officer, April 2020 to present; Genesys, Senior Vice President, Strategy and Operations, June 2015 to July 2019

Gordon A. Davies	Canada	OpenText, Executive Vice President, Chief Legal Officer and Corporate Development, January 2015 to present; Compliance Officer, September 2009 to present; Chief Legal Officer, September 2009 to present.

Prentiss Donohue	United States	OpenText,Executive Vice President of Small and Medium-sized Business and Consumer Sales, December 2020 to Present; Senior Vice President, Portfolio Group, January 2019 to December 2020; Senior Vice President of Professional Services April 2016 to January 2019;

Name	Citizenship	Principal Occupation or Employment and Five-Year Employment History
Oracle Corporation, Group Vice President and General Manager of Advanced Customer Services, January 2010 to March 2016.

Paul Duggan	United States

OpenText, Executive Vice President, Worldwide Renewals, July 2021 to Present; Senior Vice President, Revenue Operations, January 2017 to July 2021;

Oracle Corporation, Group Vice President of Support Renewal Sales, December 1999 to 2017.

Simon “Ted” Harrison	United Kingdom	OpenText, Executive Vice President, Worldwide Sales, March 2021 to Present; Executive Vice President, Worldwide Sales, October 2017 to March 2021; Senior Vice President of Enterprise Sales, 2015 to 2017; Senior Vice President of Fast Growth Markets, 2014 to 2015; Senior Vice President of Sales for EMEA region, 2012 to 2014.

Kristina Lengyel	Canada and Hungary

OpenText, Executive Vice Present, Customer Solutions, March 2021 to present.

Tableau Software, Vice President, Global Services, July 2019 to March 2021;

Kronos, Vice President, Global Professional Services, April 2014 to May 2019.

Muhieddine “Muhi” Majzoub	United States	OpenText, Executive Vice President & Chief Product Officer, September 2019 to present; Executive Vice President, Engineering, January 2016 to September 2019; Senior Vice President, Engineering, June 2012 to January 2016.

James McGourlay	Canada	OpenText, Executive Vice President, International Sales, July 2021 to President; Executive Vice President, Customer Operations, October 2017 to July 2021; Senior Vice President of Global Technical Services, May 2015 to October 2017; Senior Vice President of Worldwide Customer Services, February 2012 to May 2015.

Renee McKenzie	Canada and United States	OpenText, Senior Vice President, Chief Information Officer, April 2021 to present; Vice President, Enterprise Business Systems, 2015 to 2021

Douglas M. Parker	Canada and United Kingdom

OpenText, Senior Vice President, Corporate Development, October 2019 to present and from June 2015 to 2018; Vice President, General Counsel & Assistant Secretary, November 2009 to June 2015;

Quarterhill Inc., President and Chief Executive Officer, January 2018 to October 2019.

Howard Rosen	United States	OpenText, Senior Vice President, Chief Accounting Officer, April 2020 to present;

Name	Citizenship	Principal Occupation or Employment and Five-Year Employment History

Wesco Airport, Vice President, Global Controller and Principal Accounting Officer, September 2018 to March 2020;

Safe-Guard Products International, Vice President and Corporate Controller, June 2017 to September 2018;

Senior Vice President & Chief Accounting Officer, RioCan Reit, 2011 to 2016

Brian Sweeney	United States	OpenText, Chief Human Resources Officer, October 2018 to present; Amgen Inc., Global VP of HR, Head HR for Global R&D, and VP of International Human Resources, August 2003 to October 2018.

P. Thomas Jenkins	Canada and St. Christopher and Nevis

OpenText, Director, December 1994 to present; Chair of the Board, 1998 to present;

Manulife Financial Corporation, Director, March 2015 to present;

The Manufacturers Life Insurance, Director, March 2015 to present;

TransAlta Corporation, Director, September 2014 to March 2018;

Thomson Reuters, Director, May 2013 to May 2017.

Randy C. Fowlie	Canada	OpenText, Director, 1998 to present; RDM Corporation, President and Chief Executive Officer and Director, March 2011 to April 2017.

Major General David Fraser	Canada

OpenText, Director, September 2018 to present;

Aegis Six Corporation, President, 2016 to present;

Route1 Inc., Director, 2012 to present;

INKAS Armored Vehicle Manufacturing, Chief Operating Officer, 2014 to 2016.

Gail E. Hamilton	United States	OpenText, Director, December 2006 to present; Arrow Electronics, Inc., Director, 2008 to present; Westmoreland Coal Company, Director, 2011 to March 2019; Ixia, Director, 2005 to April 2017.

Name	Citizenship	Principal Occupation or Employment and Five-Year Employment History

Robert Hau	United States

OpenText, Director, September 2020 to present;

Fiserv, Inc., Chief Financial Officer and Treasurer, March 2016 to present.

TE Connectivity Ltd, Executive Vice President and Chief Financial Officer, August 2012 to March 2016

Ann M. Powell	United States	OpenText, Director, June 2021 to present; Bristol Meyers Squibb, EVP, Global Chief Human Resource Officer, March 2013 to present.

Stephen J. Sadler	Canada	OpenText, Director, September 1997 to present; Enghouse Systems Limited, Chairman, Chief Executive Officer and Director, April 2000 to present.

Harmit Singh	United States

OpenText, Director, September 2018 to present;

Levi Strauss & Co, Executive Vice President and Chief Financial Officer, January 2013 to present;

Buffalo Wild Wings, Inc., Director, October 2016 to February 2018.

Michael Slaunwhite	Canada

OpenText, Director, March 1998 to present;

Vector Talent Holdings, L.P. (parent holding company to Saba Software Inc.), Director and Chairman, May 2017 to December 2020.

Halogen Software Inc., Director and Chairman, 1995 to May 2017.

Katharine B. Stevenson	Canada and United States

OpenText, Director, December 2008 to present;

Canadian Imperial Bank of Commerce, Director, January 2011 to present;

Capital Power Corporation, Director, April 2017 to present;

CAE Inc., Director, June 2007 to August 2019;

Bausch Health Companies, Inc. (formerly, Valeant Pharmaceuticals International Inc.), Director, September 2010 to March 2016.

Deborah Weinstein	Canada	OpenText, Director, December 2009 to present; LaBarge Weinstein LLP, Partner, 1997 to present; Dynex Power Inc., Director, 1998 to 2019;

PURCHASER

Set forth below are the name, business address and current principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of Purchaser. Except as otherwise noted, positions specified are positions with OpenText. For all occupation or employment at Purchaser, the business address is Suites 301 & 302, 2440 Sand Hill Road, Menlo Park, CA 94025. Purchaser’s telephone number at such address is (650) 645-3000.

Name	Citizenship	Principal Occupation or Employment and Five-Year Employment History
Madhu Ranganathan	United States

President and Treasurer, November 2021 to present;

OpenText, Executive Vice President, Chief Financial Officer, April 2018 to present;

Bank of Montreal, Director, April 2021 to present;

Akamai Technologies, Inc., Director, June 2019 to present;

ServiceSource, Director, October 2017 to July 2019;

[24]7.ai, Chief Financial Officer, June 2008 to March 2018.

Gordon A. Davies	Canada

Secretary, November 2021 to present;

OpenText: Executive Vice President, Chief Legal Officer and Corporate Development, January 2015 to present; Compliance Officer, September 2009 to present; Chief Legal Officer, September 2009 to present.

The Letter of Transmittal, certificates for Shares and any other required documents should be sent by each stockholder of Zix or such stockholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

If delivering by Express mail or Overnight courier:	By First Class, Registered or Certified mail:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011

Any questions or requests for assistance may be directed to the Information Agent at the telephone number and address set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks, and Brokers Call Toll Free: 888-607-6511